Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2015, relating to the consolidated financial statements of General Maritime Corporation and subsidiaries as of and for the years ended December 31, 2014 and 2013, appearing in the Prospectus included in Registration Statement No. 333-204402 of Gener8 Maritime, Inc. on Form S-1.

/s/ DELOITTE & TOUCHE LLP

New York, New York
June 24, 2015